UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2007

RAVEN GOLD, INC
(Exact name of registrant as specified in its charter)

Nevada	333-126680	20-2551275
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Raven Gold Corp.
7250 NW Expressway, #260
Oklahoma City,
OK. USA. 73132
(Address of principal executive offices) (zip code)

(405) 312-0998
 (Registrant's telephone number, including area code)

Copies to:
Richard Friedman, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 1, 2007, Gary Haukeland,  resigned as the President, Chief Executive Officer and Chief Financial Officer of Raven Gold, Inc. (the “Company”), effective immediately as of the date thereof.

On June 1, 2007, the Board of Directors appointed Blair Naughty as the Chief Executive Officer as well as a Director of the Company, effective immediately as of the date thereof.

Mr. Naughty has 18 years experience in the junior stock markets, holding positions at Midland Doherty, Sprott Securities, Yorkton Securities and Infinity Mutual Funds between the years of 1989 and 1997. From 1998 until present, Mr. Naughty has worked with both public and private mining companies aiding them in investor awareness campaigns and in securing financing.

On June 7, 2007, the Company’s Board of Director’s elected  Leon David Michaud to serve as Director of the Company, effective immediately as of the date thereof.

Mr. Michaud specializes in the start-up and operation of large-scale metallurgical concentrators. The metallurgical consultant, who speaks French, English and Spanish, holds a bachelor's degree in mining engineering from Queen's University.

For the last year, Mr. Michaud has been consulting in mining for MetallurgyInMotion Inc. Prior to that, he was acting as operations manager to Corriente Resources Inc. and involved in the feasibility study of its large-tonnage copper-gold project in South America. One of his most recent high-profile assignments was as the mill operation's superintendent in the successful 2001 start-up of the concentrator at Compania Minera Antamina SA in Peru. Mr. Michaud was part of the group that successfully headed the commissioning and transition to stable operation of the Antamina concentrator.

On June 11, 2007, the Company’s Board of Director’s elected  Laurence Stephenson to serve as Director of the Company, effective immediately as of the date thereof.

Since 2001, Mr. Stephenson as been involved in the re-organization Sutcliffe Resources and consulting to various other junior exploration companies. Additionally, he was involved in Golden Chief Resources Inc. (Vancouver Stock Exchange) as a founding partner, director and Vice President - Exploration. In that role he actively guided the exploration and acquisition of capital investment to fund the exploration. In that time, Mr. Stephenson also assisted in getting Kermode Resources Ltd. re-listed and funded for mineral exploration. For the past 15 years, Mr. Stephenson as assisted these and other new companies acquire investment funds.

On July 6, 2007, the Company’s Board of Director’s elected Michael Sandidge to serve as Director of the Company, effective immediately as of the date thereof.

Mr. Sandidge has been working as an exploration geologist for more than 20 years. His recent experience includes porphyry copper, copper-gold systems in Mexico and South America and southwest Pacific, IOCG (Iron Oxide Copper Gold) in Chile, epithermal precious metal systems in Latin America, sedimentary-hosted base metal deposits in Latin America, ultramafic-mafic base metal-PGM deposits in Scandinavia and northwest Russian Federation, and sediment-hosted uranium deposit types in western United States. He has authored or co-authored more than 15 scientific articles relating to structural geology, metallogenesis, and tectonics. Mr. Sandidge has affiliations with the Society of Economic Geologists, the Society of Geology Applied to Mineral Deposits, is a qualified person under NI 43-101 (Canadian National Instrument Qualified Person standards), and is a Washington State Professional Geologist.

On July 19, 2007, the Company’s Board of Director’s elected Francis D.A. Forbes III  to serve as Director of the Company, effective immediately as of the date thereof.

Mr. Forbes III, for the last 5 years, has specialized in consulting to companies doing business in Mexico. Mr. Forbes, is fluent in English, French and Spanish and was born in Koln, West Germany. Mr. Forbes, has been instrumental in many projects in Mexico, due to his political and government contacts. Many of these projects include major real estate and land developments.

On October 24, 2007, Laurence Stephenson and Leon David Michaud resigned as Directors of the Company, effective immediately as of the date thereof.

On November 12, 2007, Blair Naughty resigned as Director of the Company, effective immediately as of the date thereof.

On November 12, 2007, the Company’s Board of Director’s elected Mike Wood to serve as Chief Executive Officer and Director of the Company, effective immediately as of the date thereof.

Prior to joining the Company, Mr. Wood was President of Sales at EC Development, LLC. From
February 2002 to February 20005, Mr. Wood was President of Sales at ID Interactive.

On November 12, 2007, the Company’s Board of Director’s elected Sam E. Caruso to serve as a Director of the Company, effective immediately as of the date thereof.

Sam E. Caruso has held a position as President and Chief Executive Officer for BKJ Solutions, Inc. for the past three years. In addition to his current duties with BKJ Solutions, Inc., Mr. Caruso also sits on the Board of Directors for the Apache Tribe of Oklahoma Gaming Development Board.  Mr. Caruso is also in the second year of a three term as a Gaming Commissioner for the Seminole Nation of Oklahoma.  In addition, Mr. Caruso is currently serving as President-Elect for the American Indian Chamber of Commerce of Oklahoma.

On December 6, 2007, Gary Haukeland resigned from all positions held with the Company, including Director, effective immediately as of the date thereof.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RAVEN GOLD, INC

March 24, 2008	By:	/s/ Bashir Virji
Bashir Virji
Chief Financial Officer

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